                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33- 9756, 33-19289, 33-28059, 33-43156 and 33-65363)
pertaining to the 1986 Employee Stock Purchase Plan, the 1987 Stock Plan, the 1987 Stock Plan, as amended, the 1986 Employee Stock Purchase Plan as amended, and the Amended and Restated 1986 Employee Stock Purchase Plan and 1995 Director Stock Option Plan, respectively, of Fluor Daniel GTI, Inc., formerly Groundwater Technology, Inc., of our report dated December 10, 1996, with respect to the consolidated financial statements of Fluor Daniel Environmental Services, Inc. included in the Annual Report (Form 10-K) of Fluor Daniel GTI, Inc. for the year ended October 31, 1997.


                                                           /s/ ERNST & YOUNG LLP

Orange County, California
January 27, 1998

                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33- 9756, 33-19289, 33-18059, 33-43156 and 33-65363)
pertaining to the 1986 Employee Stock Purchase Plan, the 1987 Stock Plan, the 1987 Stock Plan, as amended, the 1986 Employee Stock Purchase Plan as amended, and the Amended and Restated 1986 Employee Stock Purchase Plan and 1995 Director Stock Option Plan, respectively, of Fluor Daniel GTI, Inc., formerly Groundwater Technology, Inc., of our report dated November 25, 1997, with respect to the consolidated financial statements and schedule of Fluor Daniel GTI, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1997.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 27, 1998